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                                                                       EXHIBIT 1




                         HOUSEHOLD FINANCE CORPORATION

                               Medium Term Notes
                            Due Nine Months or More
                               from Date of Issue


                             DISTRIBUTION AGREEMENT


                                                                          , 19



[Names and Addresses of Agents]



Dear Sirs:

        Household Finance Corporation, a Delaware corporation (the "Company"), confirms its agreement with each of you (each an "Agent" and collectively the "Agents") with respect to the issue and sale by the Company of its Medium Term Notes (the "Notes") and, if applicable, warrants to purchase Notes (the "Warrants") having an aggregate initial offering price of up to $3,000,000,000 (or the equivalent thereof if any of the Notes are denominated in one or more foreign currencies or foreign composite currency units). The Notes will constitute a part of a series of senior debt securities, unlimited as to aggregate principal amount, to be issued under the Indenture dated as of December 1, 1993 (the "Indenture") between the Company and The Chase Manhattan Bank (National Association), as trustee (the "Trustee"), which incorporates therein the terms and conditions of the Standard Multiple-Series Indenture Provisions for Senior Debt Securities dated as of June 1, 1992. The terms and rights of any particular issuance of Warrants shall be as specified in the applicable warrant agreement (the "Warrant Agreement").

        Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes and Warrants, directly or through an affiliated entity, on its own behalf at any time and to any person, the Company hereby (i) appoints each of you as an agent of the Company for the purpose of soliciting purchases of the Notes and Warrants from the Company by others and (ii) agrees that whenever the Company determines to sell Notes and Warrants directly to any Agent as principal for resale to others, it will enter into a Terms



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Agreement relating to such sale in accordance with the provisions of
Section 2(b) hereof.

        1. The Company represents and warrants to, and agrees with, each Agent as of the Closing Time, as of each Settlement Date hereinafter referred to, and as of the times referred to in Sections 6(a) and 6(b) hereof (in each case the "Representation Date"), as follows:

        (a)  A registration statement on Form S-3 (Registration No. 333-       )
in respect of the Notes and Warrants has been filed with the Securities and Exchange Commission (the "Commission") in the form heretofore delivered to you and such registration statement in such form has been declared effective by the Commission and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (such registration statement, including all exhibits thereto but excluding Form T-1, as amended at the time such registration statement or any part thereof became effective, being hereinafter called the "Registration Statement"; the prospectus relating to the Notes and Warrants constituting a part of such registration statement, including any documents incorporated by reference therein as of such filing, being hereinafter called the "Prospectus"; any reference herein to the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to the applicable form under the Securities Act of 1933, as amended (the "Act"), as of the date of the Prospectus; any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of the Prospectus under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and so incorporated by reference; any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus relating to the Notes and Warrants as each time amended or supplemented in the form in which it is filed with the Commission pursuant to Rule 424 of Regulation C under the Act, including documents incorporated by reference therein as aforesaid as of the date of such filing);

        (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and




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incorporated by reference in the Prospectus and any amendments or supplements thereto, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Notes and Warrants;

        (c) The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, when they become effective or are filed with the Commission, as the case may be, and as of each subsequent Representation Date will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not and will not as of its effective date as to the Registration Statement and as of its filing date and as of each Representation Date as to the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Notes and Warrants;

        (d) The financial statements included or incorporated by reference in the Registration Statement present fairly the financial position of the Company and subsidiaries as of the dates indicated and the results of their respective operations for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis which is consistent in all material respects during the periods involved;

        (e) The Company and its significant subsidiaries, as defined in Rule 1-02 of Regulation S-X of the Commission ("significant subsidiaries"), are validly organized and existing corporations under the laws of their respective jurisdictions of incorporation; and the Company and its significant subsidiaries are duly authorized under statutes which regulate the business of




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making loans or of financing the sale of goods (commonly called "small loan laws," or "sales finance laws"), or are permitted under the general interest statutes and related laws and court decisions to conduct in the various jurisdictions in which they do business the respective businesses therein conducted by them as described in the Prospectus except where failure to be so authorized or permitted will not have a material adverse effect on the business or consolidated financial condition of the Company and its subsidiaries taken as a whole;

        (f) There are no legal or governmental proceedings pending, other than those referred to in the Prospectus, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

        (g) The Notes have been duly authorized, and, when issued and delivered pursuant to this Agreement and any Terms Agreement and the Indenture will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the applicable Indenture; when any Warrants have been duly authorized, executed, countersigned, issued and delivered pursuant to this Agreement, the Warrant Agreement and any Terms Agreement against payment of the consideration therefor, such Warrants will have been duly authorized, executed, countersigned, issued and delivered and will constitute valid and legally binding obligations of the Comapny entitled to the benefits provided by the Warrant Agreement which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and the Trustee and constitutes, and the Warrant Agreement when duly authorized, executed and delivered by the Company will constitute, a valid and legally binding instrument enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity; and the Indenture conforms to the description thereof in the Prospectus as originally filed with the Commission, and the Notes, the Warrants and the Warrant Agreement relating to any particular issuance of





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Notes and Warrants will conform to the description thereof in the
Prospectus as amended or supplemented;

        (h) The issue and sale of the Notes and Warrants and the compliance by the Company with all of the provisions of the Notes and Warrants, the Indenture, the Warrant Agreement this Agreement and any Terms Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for conflicts, breaches and defaults which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole or materially adverse to the transactions contemplated by this Agreement), nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company or any of its subsidiaries or any statute or order, rule or regulation applicable to it, of any court or any Federal, State or other regulatory authority or any other governmental body having jurisdiction over it; and no consent, approval, authorization, order, registration or qualification of or with any court or other such regulatory authority or other governmental body is required for the issue and sale of the Notes and Warrants or the consummation of the other transactions contemplated in this Agreement or any Terms Agreement except the registration under the Act of the Notes and Warrants referred to in
Section 1(a) hereof, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or Blue Sky laws in connection with the purchase and distribution of the Notes and Warrants by the Agents;

        (i) The Company and its subsidiaries taken as a whole have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as it may be amended or supplemented there has not been any material change




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in the capital stock or long-term debt of the Company (except for changes resulting from the purchase by the Company of its outstanding securities for sinking fund purposes) or any material adverse change in the general affairs or management, or the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented; and

        (j) Arthur Andersen LLP, who have certified certain financial statements included or to be included in the Registration Statement and the Prospectus, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

        Any certificate signed by any officer of the Company and delivered to any Agent or to counsel for such Agent in connection with an offering of Notes and Warrants shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

        2. (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes and Warrants upon the terms and conditions set forth in the Prospectus as it may be amended or supplemented.

        The Company reserves the right, in its sole discretion, to suspend, at any time, the solicitation of purchases of the Notes and Warrants. Upon receipt of instructions from the Company, each Agent will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised it that such solicitation may be resumed.

        The Company agrees to pay each Agent a commission, in the form of a discount, equal to the percentage of the principal amount of each Note sold by the Company (including upon exercise of a Warrant) as a result of a solicitation made by such Agent as set forth in Schedule A hereto.

        As Agent, each of you is authorized to solicit orders for the Notes only in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 at a purchase price equal to 100% of their principal amount. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes and Warrants received by such Agent. The Company shall have the sole right to accept



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offers to purchase the Notes and Warrants and may reject any such offer in whole or in part. Each Agent shall have the right to reject any offer to purchase the Notes and Warrants received by it in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

        (b) Purchases as Principal. Each sale of Notes to any Agent as principal shall be made in accordance with the terms of this Agreement and pursuant to a separate agreement which will provide for the sale of such Notes and Warrants to, and the purchase and re-offering thereof by, such Agent. Each such separate agreement, which may be an oral agreement between such Agent and the Company, confirmed in writing (which may take the form of an exchange of any standard form of written telecommunications between you and the Company) and which shall be with respect to such information (as applicable) as is specified in Exhibit A hereto, is herein referred to as a "Terms Agreement." Each Agent is authorized to utilize a selling or dealer group in connection with the resale of the Notes and Warrants purchased. An Agent's commitment to purchase Notes and Warrants pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

        (c) Procedures. Administrative procedures respecting the sale of Notes shall be agreed upon from time to time by each Agent, the Company and the Trustee (the "Procedures"). Each Agent, on the one hand, and the Company, on the other hand, agree to perform the respective duties and obligations specifically provided to be performed herein and in the Procedures.

        (d) Delivery. The documents required to be delivered by Section 5 hereof shall be delivered at the office of Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois, on the date hereof, or at such other time as the Agents and the Company may agree upon in writing (the "Closing Time").

        3.   The Company agrees with each Agent:

        (a) To make no further amendment or any supplement to the Registration Statement or Prospectus relating to the Notes and Warrants which shall be disapproved by you promptly after reasonable notice thereof; to furnish you with copies of any such amendment or supplement; to file promptly and to furnish you simultaneously with copies of all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the date hereof and for so long




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as the delivery of a prospectus is required in connection with the offering or sale of the Notes and Warrants; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement, or any amended Registration Statement has become effective, or any supplement or amendment to the Prospectus has been filed, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus, of the suspension of the qualification of the Notes and Warrants for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

        (b) Promptly from time to time to take such action as you may reasonably request to qualify the Notes and Warrants for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

        (c) To furnish you with copies of each amendment and supplement to the Registration Statement and of each Prospectus as amended or supplemented, as filed pursuant to Rule 424 under the Act, in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of any of the Notes and Warrants and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document to be incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to immediately notify you and instruct you to cease the solicitation of offers to purchase the Notes and Warrants in your capacity as Agent of the Company and to cease sales of any Notes and Warrants you may then own as principal, and to prepare and furnish without charge to you as many copies




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as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

        (d) With respect to each sale of Notes and Warrants, the Company will make generally available to the Note and Warrant holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, earnings statements of the Company and its subsidiaries (in form complying with the provisions of Rule 158 under the Act) covering a twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the Closing Time, each Settlement Date and each Representation Date;

        (e) During the period beginning on the date of any Terms Agreement stating that the restrictions of this Section 3(e) shall be applicable and continuing to and including the earlier of (i) the termination of trading restrictions on the Notes purchased in accordance with such Terms Agreement, as notified to the Company by you, and (ii) the Settlement Date with respect to such Terms Agreement, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company (except debt securities issued on exercise of warrants), other than Notes offered or sold as contemplated herein, which mature more than nine months after the Settlement Date with respect to such Terms Agreement and which are substantially similar to the Notes and Warrants, without your prior written consent;

        (f) On or prior to the date on which there shall be released to the general public preliminary or definitive interim financial statement information related to the Company with respect to each of the first three quarters of each fiscal year or preliminary financial statement information with respect to any fiscal year, to furnish such information to you, confirmed in writing, and to cause the Prospectus to be amended or supplemented to include or incorporate by reference capsule consolidated financial information with respect to the results of operations of the Company and subsidiaries for the period between the end of the preceding fiscal year and the end of such quarter or for such fiscal year, as the case may be, and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding of such amounts or as shall be required by the Act or the rules and regulations of the Commission thereunder; provided, however, that if on the date of such release you shall have suspended solicitation of purchases of the Notes and Warrants in your capacity as Agent pursuant to a request from the Company, and shall not then hold any Notes or Warrants as principal, the Company shall not be obligated so to




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


amend or supplement the Prospectus until such time as the Company shall determine that solicitations of purchases of the Notes and Warrants should be resumed or shall subsequently enter into a new Terms Agreement with you; and

        (g) On or prior to the date on which there shall be released to the general public financial information included in or derived from the audited consolidated financial statements of the Company and subsidiaries for the preceding fiscal year, to cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the Exchange Act, the Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the Act or the rules and regulations of the Commission thereunder; provided, however, that if on the date of such release you shall have suspended solicitation of purchases of the Notes and Warrants in your capacity as Agent pursuant to a request from the Company, and shall not then hold any Notes and Warrants as principal, the Company shall not be obligated so to amend or supplement the Prospectus until such time as the Company shall determine that solicitation of purchases of the Notes and Warrants should be resumed or shall subsequently enter into a new Terms Agreement with you.

        4. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the cost of preparing and filing the registration statement referred to in Section 1(a) hereof and all amendments thereto, (ii) the cost of preparation, issuance and delivery of the Notes and Warrants, (iii) the fees, disbursements and expenses of the Company's accountants, of the Trustee and its counsel and of any warrant agent and its counsel, (iv) the cost of qualification of the Notes and Warrants under State securities laws in accordance with the provisions of
Section 3(b) hereof, including filing fees and the fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Memorandum, (v) the cost of printing and delivering to each Agent in quantities as hereinabove stated copies of the registration statement referred to in Section 1(a) hereof and all amendments thereto, the Prospectus, any amendment or supplement to the Prospectus, and the Prospectus as amended or supplemented, (vi) the cost of printing and delivering to each Agent copies of the Indenture, the Warrant Agreement and any Blue Sky Memorandum,




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

(vii) any fees charged by rating agencies for the rating of the Notes,
(viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., and (ix) the cost of the printing or reproducing of this Agreement and any Terms Agreement.

        5. Each Agent's obligations to solicit offers to purchase the Notes and Warrants as Agent of the Company and to purchase Notes and Warrants pursuant to any Terms Agreement shall be subject to the condition that all representations and warranties and other statements of the Company herein are, at the date hereof, at the Closing Time and at each Settlement Date with respect to any applicable Terms Agreement and at each other Representation Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

        (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

        (b) McDermott, Will & Emery, counsel for the Agents, shall have furnished to you at the Closing Time and at each Settlement Date with respect to any Terms Agreement such opinion or opinions, dated the Closing Time and such Settlement Date, respectively, with respect to the incorporation of the Company, the validity of the Indenture, the Notes, the Registration Statement, the Prospectus as amended or supplemented, and other related matters as you may reasonably request, and such counsel shall have received such documents, certificates and information as they may reasonably request to enable them to pass upon such matters;

        (c) Counsel for the Company shall have furnished to you at the Closing Time and at each Settlement Date with respect to any Terms Agreement his written opinion, dated the Closing Time and such Settlement Date, respectively, in form and substance satisfactory to you, to the effect that:

        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;





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

        (ii) The significant subsidiaries of the Company are validly organized and existing corporations under the laws of their respective jurisdictions of incorporation;

        (iii) The Company and its significant subsidiaries are duly authorized under statutes which regulate the business of insurance or the business of making loans or of financing the sale of goods (commonly called "small loan laws," "consumer finance laws," or "sales finance laws"), or are permitted under the general interest statutes and related laws and court decisions, to conduct in the various jurisdictions in which they do business the respective businesses therein conducted by them as described in the Prospectus, except where failure to be so permitted or failure to be so authorized will not have a material adverse effect on the business or consolidated financial condition of the Company and its subsidiaries taken as a whole;

        (iv) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented and all of the outstanding shares of its common stock have been duly and validly authorized and issued, are fully paid and non-assessable and are owned of record and beneficially by the Company's parent, Household International, Inc.;

        (v) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending, other than those referred to or incorporated in the Prospectus, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which individually or in the aggregate is material, and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

        (vi) This Agreement and any Terms Agreement with respect to the Notes have been duly authorized, executed and delivered by the Company;

        (vii) The Indenture has been authorized, executed and delivered by the Company, and constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditor's rights or by general principles of equity; the Indenture has been duly qualified under the Trust Indenture Act; and all taxes and fees required to be paid with respect to the execution of the Indenture and the issuance of the Notes have been paid;





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        (viii) The Notes have been duly authorized and, when the Notes have been duly executed, authenticated, issued and delivered against payment of the agreed consideration therefor, the Notes will constitute valid and legally binding obligations of the Company and, with like exceptions as noted in subdivision (vii) above, will be entitled to the benefits provided by the Indenture; and the Notes and the Indenture conform to the descriptions thereof in the Prospectus as amended or supplemented;

        (ix) The issue and sale of the Notes and the Warrants, and the compliance by the Company with all of the provisions of the Notes, the Warrants, the Indenture, the Warrant Agreement, this Agreement and any Terms Agreement will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument, known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except for conflicts, breaches and defaults which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole or materially adverse to the transactions contemplated by this Agreement) nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company or any of its subsidiaries or, to the best of such counsel's knowledge, any statute or any order, rule or regulation applicable to the Company or any of its subsidiaries of any court or of any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Company or any of its subsidiaries; and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental body is required for the issue and sale of the Notes and Warrants or the consummation of the other transactions contemplated in this Agreement and any Terms Agreement, except the registration under the Act of the Notes and Warrants, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or Blue Sky laws in connection with the public offering of the Notes and Warrants by the Agents;

        (x) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial




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


statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of documents which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

        (xi) The Registration Statement has become and is now effective under the Act and, to the best of such counsel's knowledge, no proceedings for a stop order in respect of the Registration Statement are pending or threatened under
Section 8(d) or 8(e) of the Act; and

        (xii) The Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Closing Time or Settlement Date at which such opinion is delivered (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; such counsel has no reason to believe that the Registration Statement or any amendment thereof (including the filing of any annual report on Form 10-K) at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented at the time it was last filed pursuant to Rule 424 under the Act contained or as amended or supplemented at the Closing Time or at the Settlement Date at which such opinion is delivered contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required;

        (d) At the Closing Time and at each Settlement Date with respect to any Terms Agreement there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus as amended or supplemented or since the date of such Terms Agreement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or in the earnings or affairs of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and you shall have received a certificate of the President, or a Vice President of the Company dated the Closing Time or such Settlement Date, to the effect (i) that there has been no such material adverse change,
(ii) that the other representations and warranties of the Company contained in
Section 1 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission;

        (e) At the Closing Time and at each Settlement Date with respect to any Terms Agreement so requiring, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to you a letter or letters, dated the Closing Time or Settlement Date, as the case may be, in form and substance satisfactory to you, and as to such matters as you may reasonably request;

        (f) Your obligations to purchase Notes and Warrants pursuant to any Terms Agreement will be subject to the following further conditions: (a) the rating assigned by any nationally recognized statistical rating organization, as that term is defined by the Commission for purpose of Rule 436(g) promulgated under the Act, to any senior debt securities of the Company as of the date of such Terms Agreement shall not have been lowered since that date and (b) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, as amended or supplemented at the time it was required to be delivered to a purchaser of the Notes and Warrants, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading;

        (g) If any condition specified in this Section 5 shall not have been fulfilled, this Agreement and any Terms Agreement may be terminated by such Agent by notice to the Company at any time at or prior to the Closing Time or applicable Settlement Date, and such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(c) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Section 7 hereof, and the provisions of Sections 8 and 12 hereof shall remain in effect.

        6.  The Company covenants and agrees with each Agent that:

        (a) Each acceptance by the Company of any offer for the purchase of Notes and Warrants, and each sale of Notes and Warrants to you pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to you pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or you, of the Notes and Warrants relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time);

        (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the Commission any document to be incorporated by reference into the Prospectus (other than by (i) an amendment or supplement providing solely for a change in the interest rates of the Notes or a change in the principal amount of Notes remaining to be sold or similar changes, or (ii) a report filed by the Company under the Exchange Act relating to a non-material event or to an event that does not have an adverse effect on the Company) or, if so indicated in the applicable Terms Agreement, the Company sells Notes and Warrants to you pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to you forthwith a certificate in form satisfactory to you to the effect that the statements contained in the certificates referred to in Section 5(d) hereof which were last furnished to you are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 5(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificates, provided that in case the Prospectus is amended or supplemented pursuant to Section 3(f) hereof to include or incorporate by reference capsule consolidated financial information, such certificate need not be delivered at the time the corresponding Quarterly Report on Form 10-Q or Annual Report on Form 10-K is filed, or at the time, following the close of a fiscal year, that a Current Report on Form 8-K containing audited financial statements and other financial information for such fiscal year is filed, so long as the information so filed is consistent with such capsule information;

        (c) Each time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the Commission any document to be incorporated by reference into the Prospectus (other than by (i) an amendment or supplement solely providing for a change in the interest rates of the Notes or a change in the principal amount of Notes remaining to be sold or similar changes, (ii) a report filed by the Company under the Exchange Act relating to a non-material event or to an event that does not have an adverse effect on the Company, or (iii) setting forth or incorporating by reference financial statements or other financial information as of and for a fiscal quarter or fiscal year) or, if so indicated in the applicable Terms Agreement, the Company sells Notes and Warrants to you pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to you and your counsel a written opinion of counsel for the Company, or other counsel satisfactory to you, dated the date of delivery of such opinion, in form satisfactory to you, of the same tenor as the opinion referred to in Section 5(c) hereof but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to you shall furnish you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

        (d) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than preliminary financial statement information) relating to the Company or any of its subsidiaries or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information or, if so indicated in the applicable Terms Agreement, the Company shall cause the independent public accountants of the Company to furnish you a letter, dated the date of filing of such amendment, supplement or document with the Commission, or the date of such sale, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in
Section 5(e) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter. In the event that, following the close of a fiscal year, audited financial statements and other additional financial information are contained in a Current Report on Form 8-K and the same information is subsequently contained in a timely filed Annual Report on Form 10-K, then such letter need only be furnished at the time such Annual Report on Form 10-K is filed.

        7. (a) The Company will indemnify and hold each Agent harmless against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such action or claim, as such expenses are incurred; provided, however, that the Company shall not be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or the Prospectus as amended or supplemented or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein.

        (b) Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim, as such expenses are incurred.

        (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

        (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 7 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company, on the one hand, and such Agent, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnification incurred by the Company, on the one hand, and the Agent, on the other hand, in such proportion that the Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by the Agent to the date of such liability bears to the total sales price received by the Company from the sale of Notes and Warrants to the date of such liability, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls an Agent within the meaning of the Act; and each Agent's obligations under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

        8. In soliciting purchases of the Notes from the Company, each Agent is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes and Warrants from the Company has been solicited by such Agent and accepted by the Company but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligation to deliver Notes and Warrants to a purchaser whose offer it has accepted, the Company (i) shall hold the Agent harmless against any loss, claim, or damage arising from or as a result of such default by the Company, and (ii) shall pay to the Agent any commission to which it would have been entitled in connection with such sale.

        9. The respective indemnities, agreements, representations, warranties and other statements of the Company and each Agent, as set forth in this Agreement or any Terms Agreement or made by the Company and each Agent, respectively, pursuant to this Agreement or any terms Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of each Agent or any controlling person of such Agent, or the Company, or any officer or director or controlling person of the Company and shall survive delivery of and payment for any of the Notes and Warrants.

        10. This Agreement may be terminated for any reason, at any time by the Company as to any Agent or by any Agent as to such Agent upon the giving of 30 days' written notice of such termination to such Agent or the Company, as the case may be. Each Agent may also terminate any Terms Agreement to which it is a party, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries, or in the earnings, affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in such Agent's judgment, impracticable to market the Notes and Warrnts or enforce contracts for the sale of the Notes and Warrants, or (iii) if trading in any debt securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, neither party will have any liability to the other party thereto, except that (i) such Agent shall be entitled to any commissions earned in accordance with the third paragraph of Section 2(a) hereof, (ii) if at the time of termination (A) such Agent shall own any of the Notes and Warrants or
(B) an offer to purchase any of the Notes and Warrants has been accepted by the Company but the time of delivery to the purchaser or his agent of the Notes and Warrants relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes and Warrnts are so resold or delivered, as the case may be, and (iii) the covenant set forth in
Section 3(d) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Section 7 hereof, and the provisions of Sections 9 and 14 hereof shall remain in effect.

          11. All statements, requests, notices and agreements hereunder shall be in writing or by telecopy if promptly confirmed in writing, and if to you shall be sufficient in all respects if delivered or sent by registered mail to

___________________________________________________________________, Attention:
_________________________________; and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the address of the Company set forth in the Registration Statement, Attention: Secretary.

        12. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the respective Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

        13.  Time shall be of the essence of this Agreement.

        14. This Agreement shall be construed in accordance with the laws of the State of New York.

        15. This agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by each Agent, this letter and such acceptance hereof shall constitute a binding agreement between each Agent and the Company.

                              Very truly yours,

                              HOUSEHOLD FINANCE CORPORATION


                              By__________________________________

Accepted as of the date hereof

[Name of Agent]



By________________________



[Name of Agent]



By________________________

                                                                       EXHIBIT A


        The following terms, if applicable, shall be agreed to by the Agent and the Company pursuant to each oral or written Terms Agreement.

                                    Notes

          Principal Amount:  $________________________

          Interest Rate:

               If Fixed Rate Note, Interest Rate:

               If Floating Rate Note:
               Interest Rate Basis:
               Initial Interest Rate:
               Initial Interest Reset Date:
               Spread or Spread Multiplier, if any:
               Interest Rate Reset Month(s):
               Interest Payment Month(s):
               Index Maturity:
               Maximum Interest Rate, if any:
               Minimum Interest Rate, if any:
               Interest Rate Reset Period:
               Interest Payment Period:
               Calculation Agent:
               Specified Currency:

          If Redeemable:

               Initial Redemption Date:

          Date of Maturity:
          Purchase Price:  _____%
          Settlement Date and Time:
          Additional Terms

                                   Warrants

          Warrant Exercise Price:

          Principal Amount of Notes Issuable on
          Exercise of Warrant:
          Date After Which Warrants are Exercisable:
          Expiration Date:
          Detachable Date:
          Additional Terms:

Also, agreement as to whether the following will be required:

          Officer's Certificate pursuant to Section 6(b)
            of the Distribution Agreement.
          Legal Opinion pursuant to Section 6(c) of the
            Distribution Agreement.
          Comfort Letter pursuant to Section 6(d) of the
            Distribution Agreement.
          Stand-off Agreement pursuant to Section 3(e) of the Distribution Agreement.

                            Schedule A


          Term                                   Commission Rates
          ----                                   ----------------
From 9 months to less than l year . . . . . . . .          %
From l year to less than 18 months  . . . . . . .          %
From 18 months to less than 2 years . . . . . . .          %
From 2 years to less than 3 years . . . . . . . .          %
From 3 years to less than 4 years . . . . . . . .          %
From 4 years to less than 5 years . . . . . . . .          %
From 5 years to less than 6 years . . . . . . . .          %
From 6 years to less than 7 years . . . . . . . .          %
From 7 years to less than 10 years  . . . . . . .          %
From 10 years to less than 15 years . . . . . . .          %
From 15 years to less than 20 years . . . . . . .          %
From 20 years to less than 30 years . . . . . . .          %
From 30 years to 40 years . . . . . . . . . . . .          %
More than 40 years  . . . . . . . . . . . . . . .          %